UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2005

UNUMPROVIDENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11834	62-1598430
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1 Fountain Square

Chattanooga, Tennessee 37402

(Address of principal executive offices)(Zip Code)

(423) 294-1011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On July 13, 2005, John W. Rowe notified the Company that after due consideration of the demands associated with his position as the President and CEO of Exelon Corporation, and his service on three public company boards, in addition to that of the Company, he was resigning from the Board of the Company effective on that date.

(d) On July 14, 2005, the Board of Directors of the Registrant elected Edward J. Muhl as a director of the Registrant. Mr. Muhl, who has been determined by the Board to be an independent director, has been appointed to serve on the Regulatory Compliance and Finance Committees of the Board of the Company.

A copy of the press release announcing the resignation of Mr. Rowe and election of Mr. Muhl is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed with this Report:

99.1	Press release of UnumProvident Corporation dated July 14, 2005, announcing resignation of one director and election of one director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UnumProvident Corporation
(Registrant)

Date: July 14, 2005.	By:	/s/ Susan N. Roth
	Name:	Susan N. Roth
	Title:	Vice President, Corporate Secretary &
Assistant General Counsel

INDEX TO EXHIBITS

EXHIBIT
99.1	Press release of UnumProvident Corporation dated July 14, 2005, announcing resignation of one director and election of one director.